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                                                                   Exhibit 23(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-02655 and 33-65384) of Connectivity Technologies Inc. of our report dated June 5, 1998 (except Note 19 as to which the date is June 30, 1998), with respect to the consolidated financial statements of Connectivity Technologies Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.




                                              ERNST & YOUNG LLP


Boston, Massachusetts
July 6, 1998